Fiscal 2025 Second Quarter Earnings Presentation May 8, 2025

About This Presentation 2 This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Management uses “adjusted net income attributable to UGI Corporation”, “adjusted diluted earnings per share (“EPS”)”, “UGI Corporation Free Cash Flow”, and “UGI Corporation Adjusted Earnings before interest, taxes, depreciation and amortization (“EBITDA”)”, all of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in the Appendix reconcile adjusted diluted earnings per share (EPS), adjusted net income attributable to UGI Corporation, UGI Corporation Free Cash Flow and UGI Corporation adjusted EBITDA to their nearest GAAP measures.

Bob Flexon President & Chief Executive Officer Sean O’Brien Chief Financial Officer

Robust Performance across Key Financial Metrics Year-to-date (YTD) signifies 6-month period ending March 31, 2025. 1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2025 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. 3. Reportable Segments EBIT stands for UGI Corporation’s Earnings before interest expense and income taxes excluding EBIT related to Corporate & Other. 4. Available liquidity is comprised of cash and cash equivalents and available borrowing capacity on revolving credit facilities. 5. Leverage defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Metric differs from relevant debt agreement due to cash eligibility within Net debt and other adjustments. Leverage under the relevant debt agreement is 4.0x. 4 YTD FY25 GAAP diluted EPS of $3.93 vs. $2.74 in YTD FY24 YTD Adjusted Diluted EPS1 $3.16 $3.58 YTD FY24 YTD FY25 141 years of consecutively paying dividends UGI Corporation leverage5 at 3.8x as of March 31, 2025 $1.9 billion in available liquidity4 as of March 31, 2025 Solid operational execution driving EBIT growth across all reportable segments3 Increases Fiscal 2025 adjusted EPS guidance to a range of $3.00 - $3.15 per share2

Q2 FY25 Highlights

Q2 FY25 GAAP diluted EPS of $2.19 vs. $2.30 in Q2 FY24

Financial performance

Adjusted Diluted EPS[1]: $2.21

▲ *12% increase compared to Q2 F24*

Reportable Segment EBIT[2]: $692 million

▲ *7% increase compared to Q2 F24*

Capital Expenditure: $160 million

79% in Natural Gas

Reportable segment OPEX[3]: $533 million

▼ *$6 million decrease compared to Q2 F24*

Operational execution

- Strong operational performance as our teams effectively capitalized on increased demand driven by colder weather conditions
- Successfully completed construction of the Manning LNG facility, doubling its capacity to 20,000 dth/day
- Added 6,600+ residential heating and commercial customers at the Utilities in YTD FY25

1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Reportable Segments EBIT stands for UGI Corporation's Earnings before interest expense and income taxes excluding EBIT related to Corporate & Other. 3. OPEX stands for Operating & Administrative Expenses.

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Increasing our FY25 Guidance 6 Given the strong FY25 YTD performance, we have increased our guidance for adjusted diluted EPS 1. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2025 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. $2.75 $3.05 $3.00 $3.15 • Colder than normal weather in Q2 FY25 • Operational improvement at AmeriGas • Lower impact from the facility damage at UGI International Original FY25 Adjusted Diluted EPS Guidance1 (November 21, 2024) Revised FY25 Adjusted Diluted EPS Guidance1 (May 7, 2025)

Financial Results

$138 $154 $131 $143 $153 $154 $226 $241 Q2 FY24 Q2 FY25 Q2 FY25 Financial Results Q2 FY25 GAAP diluted EPS of $2.19 vs. $2.30 in Q2 FY24 Q2 FY25 Adjusted Diluted EPS – Comparison with Q2 FY241 Q2 FY25 EBIT Comparison with Q2 FY242 $648 $692 1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. Excludes Corporate and Other. Utilities Midstream & Marketing UGI International AmeriGas Propane 8 ($ in million) $1.97 $0.04 $0.13 $0.00 ($0.06) $0.13 $2.21 Q2 FY24 Adj. Diluted EPS Utilities Midstream & Marketing UGI International AmeriGas Propane Corporate & Other Q2 FY25 Adj. Diluted EPS

UGI CORPORATION

Q2 FY25 Segment Results Recap – Natural Gas

Q2 FY25 EBIT - Comparison with Q2 FY24

($ in million)

Utilities


$226
$22
($6)
($3)
$2
$241
Q2 FY24 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY25 EBIT

Key Drivers

- ▲ Gas Utility core market volumes increased 18% principally reflecting the impact from the significantly colder weather
- ▲ Higher margin primarily resulting from higher core market volumes, partially offset by the effects of the weather normalization adjustments
- ▼ Higher OPEX reflects, among other things, higher maintenance expense and slightly higher uncollectible accounts expenses
- ▼ Higher D&A expense reflects the effects of continued distribution system capital expenditure activity

Weather

Vs. Normal	Vs. PY
0.3%	15.1%

Midstream & Marketing


$153
$2
($2)
$2
($1)
$154
Q2 FY24 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY25 EBIT

Key Drivers

- ▲ Higher total margin due to increased margins from capacity management ($5 million) and natural gas marketing activities ($3 million), largely offset by lower midstream margins ($5 million) and the absence of margin from power generation[1]

Weather

Vs. Normal	Vs. PY
2.5%	14.9%

Increase Decrease

Colder Warmer

Total margin represents total revenue less total cost of sales. In the case of Utilities, the total margin is also reduced by certain revenue-related taxes. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. 1. Power generation asset (Hunlock Creek) divested in September 2024.

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Q2 FY25 Segment Results Recap – Global LPG

UGI CORPORATION

Q2 FY25 EBIT - Comparison with Q2 FY24

($ in million)

UGI International



$131
($3)
$13
$0
$2
$143
Q2 FY24 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY25 EBIT

Key Drivers

- ▼ Total LPG retail gallons sold were 4% lower largely due to continued structural conservation and the absence of customers who previously converted from natural gas, substantially offset by the impact from the colder weather
- ▼ Total margin decrease primarily reflecting lower LPG retail volumes sold and the translation effects of the weaker foreign currencies ($9 million), substantially offset by higher LPG unit margin
- ▲ Lower OPEX primarily reflects lower personnel, maintenance and distribution expenses, and the translation effects of the weaker foreign currencies ($6 million), partially offset by the effects of inflationary increases

Weather

Vs. Normal
2.2% (Warmer)

Vs. PY
10.4% (Colder)

AmeriGas Propane



$138
$13
$1
($1)
$3
$154
Q2 FY24 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY25 EBIT

Key Drivers

- ▲ Retail gallons sold increased 3% primarily due to the impact from the colder weather, partially offset by continuing customer attrition
- ▲ Total margin increased reflecting higher retail volumes sold ($12 million) and higher average retail propane unit margins ($7 million), partially offset by lower fee income ($4 million)
- ▲ Increased other income largely due to higher gains on tank sales

Weather

Vs. Normal
2.8% (Colder)

Vs. PY
10.5% (Colder)

Increase | Decrease

Colder | Warmer

Total margin represents total revenue less total cost of sales. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization.

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Liquidity and Balance Sheet Update 1. Free cash flow is a non-GAAP measure calculated as Net Cash from Operating Activities less Capital Expenditure. See Appendix for reconciliation. 2. Leverage defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Metric differs from relevant debt agreement due to cash eligibility within Net debt and other adjustments. Leverage under the relevant debt agreement is 4.0x. 3. As of March 31, 2025. Long-term debts with maturities of less than $10 million in a particular year have not been represented in the chart. ❑ $1.9 billion in available liquidity, comprising cash and cash equivalents and available borrowing capacity on revolving credit facilities, as of March 31, 2025 ❑ 55% increase in YTD free cash flow1 generated year-over-year as of March 31, 2025 ❑ Leverage at UGI Corporation was 3.8x2 as of March 31, 2025 UGI Corporation Long-Term Debt Maturities ($ in million)3Available Liquidity ($ in billion) $0.3 $0.2 $0.2 $0.2 $0.4 $1.4 $1.7 $1.3 $1.3 $1.5 $1.7 $1.9 $1.5 $1.5 $1.9 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Cash and cash equivalents Available borrowing capacity 11 $664 $712 $493 $327 $436 $789 $283 $66 $40 $1,678 $1,100 $243 FY26 FY27 FY28 FY29-54 AmeriGas Propane UGI International Midstream & Marketing Utilities UGI Corporation

Key Takeaways 12 n Improved financial profile Portfolio optimization Talent and culture Operating model and processes Performance at AmeriGas Propane Strong operational execution and business process improvements yielding measurable results Consistent cost discipline driving margin expansion Improved free cash flow generation Continued balance sheet improvement, leading to future flexibility Profitable growth: creating value for shareholders FY25 Priorities

Q & Q A

APPENDIX

Our Natural Gas Businesses

Utilities Segment



PA-Electric
PA-Gas
WV-Gas

- **~$4.2 billion rate base[1]**
- **2nd largest regulated gas utility** in Pennsylvania (PA)[2]
- **Largest regulated gas utility** in West Virginia (WV)[2]
- **Weather normalization** promotes earnings stability
- Authorized gas **ROEs of 10.15% (DSIC[3]) in PA and 9.75% (IREP[3]) in WV**
- Expected **rate base growth of 9%+** (FY24 – 27)[4]

Midstream & Marketing Segment



Legacy Assets
Appalachia Assets
LNG Assets

- Full suite of midstream services and gas marketing on **47 gas utility systems and 20 electric utility systems**
    - LNG Peaking
    - Pipeline and Gathering Capacity (~4,600,000 Dth/day)[1]
    - Underground Natural Gas Storage (15,000,000 Dth)[1]
    - Gathering services
- Significant strategic assets in the **Marcellus Shale / Utica production area**
- **81% fee-based income**, including minimum volume commitments and take or pay arrangements[1]

1. As of September 30, 2024. 2. Based on total customers. 3. DSIC stands for Distribution System Improvement Charge and IREP stands for Infrastructure Replacement and Expansion Program. 4. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented.

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Our Global LPG Businesses UGI International Segment AmeriGas Propane Segment • LPG distribution in 16 countries in Europe through 6 well-known brands o Largest LPG distributor1,2 in France, Austria, Belgium, Denmark and Luxembourg; among the largest distributors of LPG1,2 in Hungary, Norway, Poland, the Czech Republic, Slovakia, the Netherlands, Sweden and Finland • Strategically located supply assets; ownership interests in 8 primary storage facilities and 65+ secondary storage facilities • Largest retail LPG distributor in the US1,2 with broad geographic footprint serving all 50 states • Serving 1.1+ million customers through ~1,360 retail distribution locations2 • Significant supply and transportation network across the nation 1. Based on the volume of propane gallons distributed annually. 2. As of September 30, 2024 16

Q2 and YTD FY25 Adjusted Diluted Earnings per Share (a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. 17 Q2 FY25 Q2 FY24 YTD FY25 YTD FY24 Utilities $0.76 $0.72 $1.17 $1.12 Midstream & Marketing 0.69 0.56 1.10 0.98 UGI International 0.42 0.42 0.89 0.81 AmeriGas Propane 0.11 0.17 (0.10) 0.25 Corporate & Other (a) 0.21 0.43 0.87 (0.42) Diluted earnings per share 2.19 2.30 3.93 2.74 Net losses (gains) on commodity derivative instruments not associated with current-period transactions (0.03) (0.50) (0.32) (0.16) Unrealized losses (gains) on foreign currency derivative instruments 0.05 — (0.03) 0.06 AmeriGas operations enhancement for growth project — 0.02 — 0.05 Restructuring costs — 0.13 — 0.14 Costs associated with exit of UGI International energy marketing business — — — 0.31 Impairment of assets — 0.02 — 0.02 Total adjustments (a) 0.02 (0.33) (0.35) 0.42 Adjusted diluted earnings per share $2.21 $1.97 $3.58 $3.16

Q2 and YTD FY25 Adjusted Net Income

($ in Million)	Q2 FY25	Q2 FY24	YTD FY25	YTD FY24
Utilities	$166	$155	$255	$241
Midstream & Marketing	150	120	239	212
UGI International	93	91	193	174
AmeriGas Propane	25	37	(21)	53
Corporate & Other (a)	45	93	188	(90)
Net income attributable to UGI Corporation	**479**	**496**	**854**	**590**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $15, $19, $29 and $1, respectively)	(5)	(110)	(69)	(33)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(3), $0, $3 and $(6), respectively)	10	(1)	(6)	13
AmeriGas operations enhancement for growth project (net of tax of $0, $(1), $0 and $(3), respectively)	—	5	—	10
Restructuring costs (net of tax of $0, $(9), $0 and $(10), respectively)	—	27	—	30
Costs associated with exit of UGI International energy marketing business (net of tax of $0, $(1), $0 and $(14), respectively)	—	1	—	66
Impairment of assets (net of tax of $0, $(2), $0 and $(2), respectively)	—	5	—	5
Total adjustments (a) (b)	5	(73)	(75)	91
Adjusted net income attributable to UGI Corporation	$484	$ 423	$779	$681

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

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UGI CORPORATION

Q2 FY25 Segment Reconciliation (GAAP)

($ in Million)	Total	Utilities	Midstream & Marketing	UGI International	AmeriGas Propane	Corp & Other
Revenues	$2,666	$773	$587	$650	$848	$(192)
Cost of sales	(1,301)	(378)	(385)	(348)	(402)	212
Total margin	**$1,365**	**$395** [1]	**$202**	**$302**	**$446**	**$20**
Operating and administrative expenses	(546)	(113) [1]	(31)	(142)	(257)	(3)
Depreciation and amortization	(138)	(44)	(20)	(29)	(45)	—
Other operating income (expense), net	19	2	—	8	10	(1)
Operating income	700	240	151	139	154	16
Income (loss) from equity investees	3	—	3	—	—	—
Other non-operating income (expense), net	(7)	1	—	4	—	(12)
Earnings before income taxes and interest expense	696	241	154	143	154	4
Interest expense	(102)	(25)	(12)	(11)	(37)	(17)
Income (loss) before income taxes	594	216	142	132	117	(13)
Income tax (expense) benefit	(115)	(50)	8	(39)	(92)	58
Net income attributable to UGI Corporation	$479	$166	$150	$93	$25	$45

All non-GAAP adjustments are recorded at Corporate and Other. As a result, GAAP and non-GAAP earnings from each reportable segment – Utilities, Midstream & Marketing, UGI International and AmeriGas Propane – are the same.

1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in "Operating and administrative expenses" above. Such costs reduce margin for Management's Results of Operations reported in our periodic filings.

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UGI CORPORATION

Q2 FY25 UGI Corporation Adjusted EBITDA (non-GAAP)

($ in Million)	Year Ended September 30, 2022	2023	2024	LTM MAR'24	LTM MAR'25	Six Months Ended March 31, 2023	2024	2025
Net income (loss) including noncontrolling interests	$1,073	$(1,502)	$269	$(68)	$533	$(844)	$590	$854
Income taxes	313	(335)	71	139	69	(315)	159	157
Interest expense	329	379	394	394	398	185	200	204
Depreciation and amortization	518	532	511	544	552	263	275	276
EBITDA	**2,233**	**(926)**	**1,285**	**1,009**	**1,552**	**(711)**	**1,224**	**1,491**
Unrealized losses (gains) on commodity derivative instruments	(598)	1,644	(77)	(53)	(141)	1,663	(34)	(98)
Unrealized losses (gains) on foreign currency derivative instruments	(50)	38	31	7	3	50	19	(9)
Loss on extinguishments of debt	11	9	9	9	9	—	—	—
Acquisition and integration expenses associated with the Mountaineer Acquisition	2	—	—	—	—	—	—	—
Business transformation expenses	9	10	—	6	—	4	—	—
Impairments of equity method investments and assets	35	—	33	7	26	—	7	—
Restructuring costs	29	—	76	40	36	—	40	—
Loss associated with impairment of AmeriGas Propane goodwill	—	656	195	656	195	—	—	—
Costs associated with exit of the UGI International energy marketing business	5	248	84	94	4	234	80	—
Net gain on sale of UGI headquarters building	—	(14)	—	(14)	—	—	—	—
AmeriGas operations enhancement for growth project	5	24	25	24	12	13	13	—
Loss on disposal of UGID	—	—	66	—	66	—	—	—
Adjusted EBITDA	**$ 1,681**	**$ 1,689**	**$1,727**	**$ 1,785**	**$1,762**	**$ 1,253**	**$ 1,349**	**$ 1,384**

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YTD FY25 UGI Corporation Free Cash Flow (non-GAAP) 21 ($ in Million) YTD FY25 YTD FY24 Net Cash from operating activities $848 $641 Capital Expenditure (357) (325) Free Cash Flow $491 $316

Investor Relations: Tameka Morris morrista@ugicorp.com Arnab Mukherjee mukherjeea@ugicorp.com